THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGII CERTIFICATES
SERIES SPMD 1996-A                                     Revised as of 10/29/96
HOME EQUITY MORTGAGE LOAN ASSET BACKED TRUST

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.03 OF THE POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996

                                           Distribution Date        10/25/96
4.03(i)
Reduction of
the Stated Amount of            CUSIP #           SINGLE             TOTAL
Certificates                                    CERTIFICATE          AMOUNT

Class A-1 Certificates.        126691XZ2        $33.74845159      $529,850.69
Class A-2 Certificates.        126691YA6        $18.39759360      $919,879.68
Class A-3 Certificates.        126691YB4         $0.00000000            $0.00
Class A-4 Certificates.        126691 YC2        $0.00000000            $0.00
Class A-5 Certificates.        126691YD0         $0.00000000            $0.00
Class A-6 Certificates.        126691YE8         $0.00000000            $0.00
Class A-7 Certificates.        126691YG3        $10.77187365      $888,356.42
Class R Certificates.          126691YF5         $0.00000000            $0.00
Class OC Certificates.         n/a               $0.00000000            $0.00

                               Total Amount                      2,338,086.79

Aggregate amount of any Principal                                1,766,043.73
Prepayments


4.03(ii)
Amount of distribution                          SINGLE               TOTAL
representing interest.                          CERTIFICATE          AMOUNT

Class A-1 Certificates.                         $5.53234395        $86,857.80
Class A-2 Certificates.                         $5.70017480       $285,008.74
Class A-3 Certificates.                         $5.80000000        $75,980.00
Class A-4 Certificates.                         $6.05833333        $72,700.00
Class A-5 Certificates.                         $6.32500027       $119,257.88
Class A-6 Certificates.                         $6.51250052        $62,777.90
Class A-7 Certificates.                         $4.85487583       $400,381.61
Class R Certificates.                           $0.00000000             $0.00
Class OC Certificates                           $0.00000000             $0.00


                               Total Amount                      1,102,963.93

4.03(iii)   Amount of interest shortfall


4.03(iv)
Stated Amount
of Certificates after        ORIGINAL            SINGLE            TOTAL
this Distribution             BALANCE          CERTIFICATE         AMOUNT

Class A-1 Certificates.    15,700,000.00      $955.64237834    $15,003,585.34
Class A-2 Certificates.    50,000,000.00      $975.81893520    $48,790,946.76
Class A-3 Certificates.    13,100,000.00    $1,000.00000000    $13,100,000.00
Class A-4 Certificates.    12,000,000.00    $1,000.00000000    $12,000,000.00
Class A-5 Certificates.    18,855,000.00    $1,000.00000000    $18,855,000.00
Class A-6 Certificates.     9,639,600.00    $1,000.00000000     $9,639,600.00
Class A-7 Certificates.    82,470,000.00      $984.88733624    $81,223,658.62
Class R Certificates.             100.00        $0.00000000             $0.00
Class OC Certificates.              0.00        $0.00000000             $0.00

                                           Total              $198,612,790.72

4.03(v)    The Pool Stated Principal Balance
           for the following Distribution Date                $199,625,002.38

4.03(vi)   Amount of the Master Servicing Fees paid
           to or retained by the Master Servicer with
           respect to such Distribution Date                        83,950.97


4.03(vii)  Pass-Through Rate and for
           each Class of Certificates
           Class A-1 Certificates.                                6.71000000%
           Class A-2 Certificates.                                6.88000000%
           Class A-3 Certificates.                                6.96000000%
           Class A-4 Certificates.                                7.27000000%
           Class A-5 Certificates.                                7.59000000%
           Class A-6 Certificates.                                7.81500000%
           Class A-7 Certificates.                                5,75750000%
           Class R Certificates.                                  7.00000000%
           Class OC Certificates                                  0.00000000%


4.03(viii) Amount of Advances included in the
           distribution on such Distribution Date                   82,345.07

           Aggregate amount of Advances outstanding
           as of the close of business on
           such Distribution Date.                                  98,742.60


4.03(ix)   The number and aggregate principal
           amounts of  Mortgage Loans delinquent
                                    30 to 59 days       67       7,398,005.96
                                    60 to 89 days       12       1,271,013.15
                                    90 or more           3         265,838.86

           The number and aggregate principal
           amounts of Mortgage Loans in foreclosure

                                    In foreclosure       0               0.00


4.03(xi)   Loan number and Stated Principal
           Balance of any Mortgage loan that
           became an REO Property during the
           preceding calendar month.                     0               0.00


4.03(xii)  Total number and principal balance
           of any REO Properties as of the close
           of business on the Determination Date
           preceding such Distribution Date.             0               0.00


4.03(xiv)  Aggregate amount of Realized Losses
           incurred during the preceding calendar month.                 0.00

           Aggregate amount of Realized Losses through
           Distribution Date                                             0.00